UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015
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FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.
Intrexon Corporation Exclusive Channel Collaboration Agreement
On December 31, 2015 (the “Effective Date”), Fibrocell Science, Inc. (the “Company”) entered into an Exclusive Channel Collaboration Agreement (the “Channel Agreement”) with Intrexon Corporation (“Intrexon”) governing a strategic collaboration for the research, development and commercialization of products for use in the defined Field (the “Program”). The “Field” includes the treatment of chronic inflammation and/or degenerative diseases of human joints through intra-articular or local administration into muscle, tendons, ligaments or cartilage immediately surrounding an affected joint with fibroblasts genetically modified to secrete one or more proteins, but excludes inductive pluripotent cell products that are derived from fibroblasts. The Channel Agreement establishes committees comprised of Company and Intrexon representatives that will govern activities related to the Program in the areas of project establishment, chemistry, manufacturing and controls, clinical and regulatory matters, commercialization efforts and intellectual property.
The Channel Agreement grants the Company a license to conduct collaborative research with Intrexon for the development of products under the Program (“Collaboration Products”) and a license to use proprietary technologies and other intellectual property of Intrexon (the “Intrexon Technology and Materials”) to develop, use, import, export, make, have made, sell, offer for sale and to otherwise commercialize Collaboration Products in the Field throughout the world (the “Territory”). The Company will be solely responsible for the development and commercialization of the Collaboration Products, including all costs incurred in connection with the Program. The Company will reimburse Intrexon for its fully-loaded costs for all research and development performed by Intrexon under the Program. Intrexon will solely own all right, title and interest to any discoveries, inventions, processes or other technologies made with, using or otherwise incorporating Intrexon Technology and Materials. The Company will own, control and maintain, at its own cost, all clinical data, regulatory filings and regulatory approvals for or relating to commercialization of all Collaboration Products under the Channel Agreement.

Under the Channel Agreement, the Company is required to pay a technology access fee in the amount of $10.0 million to Intrexon within five business days after the Effective Date. The Company is also required to make future milestone payments to Intrexon upon the achievement of certain specified development and commercialization milestones with respect to Collaboration Products. The aggregate payments required upon the achievement of the specified development milestones and commercialization milestones amount to $30.0 million and $22.5 million, respectively, for each Collaboration Product. The Company is also required to pay Intrexon a low double digit royalty as a percentage of the Company’s net sales of Collaboration Products and 50% of all sublicensing revenue received by the Company from third parties in consideration for sublicenses granted by the Company with respect to Collaboration Products.

During the term of the Channel Agreement, the Company has agreed that neither it nor its affiliates will (a) pursue, outside of the Program, the research, development or commercialization of any product for purpose of sale in the Field or (b) utilize the Intrexon Technology and Materials outside of the Program. Intrexon has agreed that neither it nor its affiliates will, outside of the Program, pursue the development or commercialization of any product for purpose of sale in the Field. Intrexon has also agreed that neither it nor its affiliates will make the Intrexon Technology and Materials available to third parties for the purpose of developing or commercializing any products in the Field.
The Channel Agreement may be terminated by either party for material breach by the other party. The Channel Agreement may be terminated by Intrexon if the Company fails to exercise diligent efforts in developing a Collaboration Product or certain additional products that may be identified by Intrexon from time to time which, based on data then available, demonstrably appear to offer either superior efficacy or safety or significantly lower cost of therapy as compared with both (a) therapies that are marketed either by the Company or others at such time for the indication, and (b) those therapies that are being actively developed by the Company. Following the seventh anniversary of the Effective Date, Intrexon may terminate the agreement if the Company is not actively developing or commercializing a Collaboration Product. The Company may terminate the Channel Agreement at any time upon 90 days written notice to Intrexon. Upon any such termination, (a) the Company will be entitled to continue to pursue development and commercialization of any products covered by the Channel Agreement that are then in active and ongoing clinical trials or later stage development (“Retained Products”), and the Company will continue to be bound by its milestone, royalty and sublicensing revenue payment obligations with respect to such products, and (b) all rights to products covered by the Channel Agreement still in an earlier stage of development shall revert to Intrexon along with a worldwide, fully paid, royalty-free, exclusive (even as to the Company), irrevocable license (with full rights to sublicense) under certain Company intellectual property to the extent reasonably necessary for Intrexon to make, have made, import, use, offer for sale and sell such products in the Field, subject to any exclusive rights held by the Company in Retained Products.

The foregoing description of the Channel Agreement is qualified in its entirety by reference to the full text of the Channel Agreement, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.
Attached as Exhibit 99.2 is the press release issued in connection with the consummation of the Channel Agreement. The information in Exhibit 99.2 is not “filed” pursuant to the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Exclusive Channel Collaboration Agreement, dated December 31, 2015, between Fibrocell Science, Inc. and Intrexon Corporation (1)
99.2	Press Release dated January 4, 2016

(1)	Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ Keith A. Goldan
Keith A. Goldan
SVP and Chief Financial Officer
Date: January 4, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Exclusive Channel Collaboration Agreement, dated December 31, 2015, between Fibrocell Science, Inc. and Intrexon Corporation (1)
99.2	Press Release dated January 4, 2016

(1)	Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.